Exhibit 99.01

Acquisition of Chevron's Pembroke Refinery, Marketing and Logistics Assets in the United Kingdom and Ireland March 2011

Safe Harbor Statement Statements contained in this presentation that state the Company's or management's expectations or predictions of the future are forward- looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "believe," "expect," "should," "estimates," and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero's annual reports on Form 10^K and quarterly reports on Form 10^Q, filed with the Securities and Exchange Commission, and available on Valero's website at www.valero.com. 2

Transaction Overview Valero has agreed to acquire Chevron's Pembroke refinery, marketing and logistics assets in the United Kingdom and Ireland for $730 million 270,000 barrels-per-day refinery with estimated value of $480 million Nelson complexity of 11.8 Estimated replacement cost of $3.4 billion Marketing and logistics assets with estimated value of $250 million Network of over 1,000 Texaco-branded wholesale sites, plus 14,000-bpd aviation fuels business Ownership interest in 4 major product pipelines and 11 terminals Working capital and inventories with estimated value of $1 billion at current market prices; actual value to be determined at closing Expect to fund transaction with cash on-hand Expect to close in the third quarter of 2011, subject to regulatory approvals 3

Strategic Rationale Competitive, high-quality assets One of the largest, most complex refineries in Western Europe Refinery was profitable and cash flow positive in 2009, a tough refining environment when many refineries were unprofitable Well-maintained refinery with cash-operating-costs-per barrel 25% below Valero's 2010 average, or nearly $1/barrel lower Largest branded dealer site network in the U.K. and the second largest in Ireland provide a stable outlet for most of Pembroke's production Attractive price $480 million refinery value is 14% of replacement cost, compared to Valero's estimated refining value at 28% of replacement cost $185 per complex barrel, a discount of 60% versus Valero's estimated refining value Marketing and logistics estimated value of $250 million is 3.1x estimated EBITDA of $80 million before G&A 4

Strategic Rationale Expected EPS accretion creates shareholder value Valero estimates earnings accretion of $0.26/share with 2010 market prices and $0.30/share with 2011 forward curve prices Valero estimates $10 to $20 million of annual operating synergies, primarily in trading and optimization Consistent with Valero's portfolio-upgrading strategy Improves quality and profitability versus our recent divestitures Bolt-on acquisition fits well within existing portfolio Refinery scale, flexibility, location, and logistical advantages enhance Valero's optimization and trading strategy in Atlantic Basin Opportunity to competitively supply our U.S. East Coast marketing after we strategically exited refining in that market last year Diversifies portfolio for market and political exposure Advantaged tax, regulatory, and environmental policies versus U.S. 5 Goal: Increase returns to grow long-term shareholder value

Pembroke Refinery Overview Large, complex refinery with total throughput of 270,000 bpd 220,000 bpd crude plus 50,000 bpd other feedstocks Large FCC unit provides significant volumetric gains Built in 1964 as a hydroskimmer, cat cracking capacity was added in 1982 6 Occupies approximately 450 acres of a 1,275 acre site on the south shore of the Milford Haven estuary in Wales Plant maintained and managed well, and uses Chevron's operating standards

Competitive Feedstock and Product Slate Flexible plant mainly processes North Sea crudes and a variety of other feedstocks Has processed over 60 different types of crudes in the past decade Feedstock slate priced an average of $1/barrel below Brent over the past 5 years Up to 20% high-mercaptan crudes like CPC and up to 30% high-acid crudes that typically price $0.50 to $1.00 per barrel below Brent Up to 50,000 bpd of resids and mixed butanes priced under Brent 40% of products are distillates 44% of products are gasolines, including ultra-low sulfur gasoline In late 2011, expect to finish new connection to local natural gas supplies that improve product yields and reduces emissions 7 (CHART) (CHART) Sweet and high-acid crude 79%

Excellent Location, Deep-Water Port, and Tankage Deep-water port and docks can handle VLCCs, providing significant flexibility Crude is delivered by ship directly without reliance on third-party terminal or pipelines Advantaged location to obtain growing light crude volumes from Africa and the Caspian region Moves most of production by water, but can also move via U.K. pipeline system 100% of distillate distributed in Europe, nearly all to local U.K. and Ireland markets 50% of gasoline exported to New York Harbor and Florida markets Capable of exporting larger-than-standard cargoes at advantaged freight costs relative to other European refineries 8 10.5 million barrels of storage, approximately half used for feedstocks

Integrated Marketing Businesses Provide Stable Home for Refinery Production Diversified distribution channels consist of retail, wholesale, and aviation in the U.K. and Ireland Distributed volume is over 150,000 bpd, or >50% of refinery production Aviation business supplies 14,000 bpd of jet fuel to 8 airports in the U.K. and Ireland, including Heathrow and Gatwick in the U.K. plus the two largest airports in Ireland, Shannon and Dublin 9 (CHART)

Branded Sites Focused in Areas of Supply and Cost Advantage Approximately 1,000 branded wholesale sites plus 35 company-owned sites Largest branded dealer site network in the U.K. and the second largest network in Ireland Brand is Texaco, in use in the U.K. since 1916 20-year agreement to use the brand 10 United Kingdom Sites Ireland Sites Northern Ireland Sites

Estimated Annual Financial Performance 11 Valero's estimates are based on market prices applied to Valero's base operating assumptions. These are not Chevron's assumptions or estimates. In 2011, Valero expects to incur approximately $20 million in pre-tax, non-recurring costs related to this transaction in addition to estimates shown above Income tax rate declines from 27% in 2011 to 24% in 2014 For refinery, estimated average annual base capital expenditures of $85 to $90 million; and turnaround expenditures of $60 million in 2012, $80 million in 2013, and an average of $5 million/year in 2014 through 2016 For marketing, estimated average annual capital expenditures $15 to $20 million to "stay in business" (millions, except per share) (millions, except per share) 2010 Price Case 2011 Fwd. Curve Price Case Comment Refinery EBITDA (266,000 bpd) $186 $212 Marketing EBITDA (153,000 bpd) 80 80 Less: General and Administrative Exp. -29 -29 U.K. overhead Combined EBITDA $237 $263 Less: Depreciation & Amort. Expense -32 -32 Operating Income 205 231 Less: Income Taxes at 27% -55 -62 Local tax rate After-tax Earnings $150 $169 EPS Accretion $0.26 $0.30 on 572 million shares Note: 2010 estimate based on 2010 market prices; 2011 forward curve as of 2-18-11

12 12 Pembroke One of Largest, Most Complex Refineries in Western Europe Source: PIRA, All data based on firm capacities based on period ending 4Q 2010

Pembroke One of Highest Conversion Capacity among U.S. East Coast Competitors 13 Source: O&G Journal, Conversion capacity consists of FCC, HCU, Coking and ROSE unit capacity

Pembroke's Low Operating Costs Enhance Valero's Competitiveness Valero's Competitiveness Valero's Competitiveness 14 25% below VLO Average 1Based on 2010 results 2Valero estimate 1 2

Acquisition Price Far Below Recent Refining Transactions and VLO's Implied Refining Value 15 (CHART) 60% discount to VLO

Pembroke Enhances Valero's Margin Optimization Strategy in the Atlantic Basin 16 Valero estimates $10 to $20 million of annual operating synergies, primarily in trading and optimization Quebec U.S. Gulf Coast Aruba Pembroke

In Summary, Acquisition Improves Portfolio and Creates Shareholder Value for Valero Competitive, high-quality assets One of largest, most complex refineries in Western Europe Competitive cost structure Integrated marketing and logistics assets Attractively priced below VLO and other recent transactions 14% of refinery replacement cost Low multiple per barrel of capacity Accretive to EPS per our estimate Will be funded with cash on-hand Consistent with Valero's portfolio-upgrading strategy 17

Appendix 18

Geographically Diverse Operations 19 Refinery Capacities (000 bpd) Capacities (000 bpd) Nelson Index Refinery Total Through-put Crude Oil Nelson Index Aruba 235 235 8.0 Ardmore 90 86 12.0 Benicia 170 145 15.0 Corpus Chris. 325 205 20.6 Houston 160 90 15.1 McKee 170 168 9.5 Memphis 195 180 7.5 Port Arthur 310 290 12.7 Pembroke 270 220 11.8 Quebec City 235 230 7.7 St. Charles 270 190 15.2 Texas City 245 225 11.1 Three Rivers 100 95 12.4 Wilmington 135 85 15.8 Total or Avg. 2,910 2,444 12.1 Pending

Market-Implied Estimated Value of Valero's Refining Assets Billions, except per unit amounts Billions, except per unit amounts Market Value of Equity at $29/share $16.6 Add: Book Value of Debt1 8.3 Less: Cash1 -3.3 = Estimated Enterprise Value 21.5 Less: Book Value of Net Working Capital1 -2.2 Less: Incremental Market Value of Inventories1 -6.1 Less: Estimated Value of Ethanol Assets2 -1.5 Less: Estimated Value of U.S. and Canadian Retail Assets2 -2.7 Plus: Pension liabilities greater than assets 0.7 Plus: 5x Corporate G&A 2.6 = Market-Implied Estimated Value of Refining Assets $12.3 Market-Implied Estimated Value Per: Barrel of daily throughput capacity (2.595mmbpd)3 $4,753 Barrel of complexity-adjusted capacity (2.22mmbpd crude, 12.1 Nelson)4 $458 Estimated replacement cost of Valero's refining assets $44.2 1As of 12/31/10; 2Company estimate based on observed market values; 312,333,000,000 / 2,595,000 = $4,753; 412,333,000,000 / 2,224,000 / 12.1 = $458 20

VALERO

U.K. and Ireland Logistics Assets Enhance Distribution

Pipeline Legend
- UK Oil Pipeline North (15% Interest)
- UK Oil Pipeline South (15% Interest)
- Walton Gatwick Pipeline (6% Interest)
- West London Pipeline (21% Interest)
- Mainline Pipeline (85% Interest)

Offsite Terminals
(000 barrels based on capacity owned)

U.K.		Ireland	
Brighton	70	Dublin	208
Cardiff	310	Galway	50
Kingsbury	430	Limerick	35
Pembroke	20	New Ross	25
Plymouth	320		
Avonmouth	110	U.K. and Ireland Total	1,761
Manchester	183		



Dublin Terminal (50%)
Dublin Joint Airport Storage (25%)
Dublin Airport (50%)
Galway Terminal (50%)
Shannon Airport (Fuel)
Limerick Terminal (50%)
New Ross (50%)
Northern Ireland
Ireland
UK
Newcastle
Nottingham
Seisdon
Kingsbury
Buncefield Tank Farm
London
Walton-on-Thames
Pembroke Refinery
Pembroke, Wales
270,000 bpd capacity
Cardiff Terminal (100%)
HOSL Terminal @ Avonmouth (100%)
Plymouth Terminal (100%)
Heathrow Airport
(17% Storage & 25% Into-Plane)
Manchester Airport
(50% Into – Plane)
Manchester Terminal (33%)
East Midlands Airport (100%)
Kingsbury Terminal (100%)
HOSL Terminal @ Buncefield
Stansted Airport
(14% Storage & 20% Into-Plane)
Gatwick Airport
(13% Storage & 25% Into-Plane)
Brighton Terminal (100%)

21

Refinery Estimated Annual Financial Performance 22 Valero's estimates are based on market prices applied to Valero's operating assumptions. These are not Chevron's assumptions or estimates. Estimated depreciation and amortization expense assumes life of 25 years and straight-line method; subject to adjustment from appraisal for purchase price allocation Estimated average annual base capital expenditures of $85 to $90 million Estimated turnaround expenditures of $60 million in 2012 and $80 million in 2013, and an average of $5 million per year in 2014 through 2016 millions millions 2010 Price Case 2011 Fwd. Curve Price Case Refinery Throughput Margin $463 $512 Less: Cash Operating Costs -277 -300 Op. Inc. before D&A (EBITDA) 186 212 Less: Depreciation & Amortization Expense -19 -19 Operating Income $167 $193 Per barrel on 266,000/day of throughput Per barrel on 266,000/day of throughput Refinery Throughput Margin $4.77 $5.27 Less: Cash Operating Costs -2.85 -3.09 EBITDA 1.92 2.18 Less: Depreciation & Amortization Expense -0.20 -0.20 Operating Income $1.72 $1.99 Note: 2010 estimate based on 2010 market prices; 2011 forward curve as of 2-18-11

Marketing Estimated Annual Financial Performance 23 Valero's estimates are based on market prices applied to Valero's operating assumptions. These are not Chevron's assumptions or estimates. Estimated depreciation and amortization expense assumes life of 20 years and straight-line method; subject to adjustment from appraisal for purchase price allocation Estimated average annual capital expenditures of $15 to $20 million for marketing assets to "stay in business" Marketing Marketing Base Case Base Case Volumes of 153,000 bpd millions per bbl Gross Margin & Other Income $274 $4.89 Less: Cash Operating Costs -194 -3.46 Operating Income before D&A (EBITDA) 80 1.43 Less: Depreciation & Amortization Expense -13 -0.22 Operating Income $68 $1.21

Pembroke Refinery Configuration (unit capacities in 000 bpd) 24 Crude Merox (34) Naphtha Hydrotreating (49) Diesel hydrotreating (29,39) Vacuum Distillation Unit (97) Visbreaker (26) Isom (17) CCR Reformer (35) Resid Cat Cracker (92) C4 Isom (19) ULSG (35,33) LSAR Butanes HF Alkylation (35) VGO Crude Distillation Unit (220) LPGs, Olefins Mogas components Kerosene Diesel components Fuel oil components LPG Diesel/ Gasoil Mogas Kerosene Fuel Oil 220 35 15 Total throughput 270 +